UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AstraZeneca PLC

(Exact name of registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

1 Francis Crick Avenue Cambridge Biomedical Campus Cambridge, United Kingdom (Address of principal executive offices)	CB2 0AA (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American Depositary Shares, each representing one half of an Ordinary Share of 25¢ each	The Nasdaq Stock Market LLC
Ordinary Shares of 25¢ each*	The Nasdaq Stock Market LLC*
2.375% Notes due 2020	The Nasdaq Stock Market LLC
2.375% Notes due 2022	The Nasdaq Stock Market LLC
Floating Rate Notes due 2022	The Nasdaq Stock Market LLC
3.500% Notes due 2023	The Nasdaq Stock Market LLC
7.000% Notes due 2023	The Nasdaq Stock Market LLC
Floating Rate Notes due 2023	The Nasdaq Stock Market LLC
3.375% Notes due 2025	The Nasdaq Stock Market LLC
0.700% Notes due 2026	The Nasdaq Stock Market LLC
3.125% Notes due 2027	The Nasdaq Stock Market LLC
4.000% Notes due 2029	The Nasdaq Stock Market LLC
1.375% Notes due 2030	The Nasdaq Stock Market LLC
6.450% Notes due 2037	The Nasdaq Stock Market LLC
4.000% Notes due 2042	The Nasdaq Stock Market LLC
4.375% Notes due 2045	The Nasdaq Stock Market LLC
4.375% Notes due 2048	The Nasdaq Stock Market LLC
2.125% Notes due 2050	The Nasdaq Stock Market LLC

*                                   Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.  The American Depositary Shares represent the right to receive one half of one Ordinary Share of 25¢ each of the Registrant and have been registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6.  Accordingly, the American Depositary Shares are exempt from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

AstraZeneca PLC (the “Registrant”) is filing this Form 8-A with the Securities and Exchange Commission (the “SEC”) in connection with the transfer of the listing of its American Depositary Shares (the “ADSs”), each representing one half of an Ordinary Share of 25¢ each, and the 16 series of its debt securities registered pursuant to the U.S. Securities Act of 1933, as amended (the “Debt Securities” and, together with the ADSs, the “Securities”), from the New York Stock Exchange to The Nasdaq Stock Market LLC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to Be Registered.

ADSs

The Registrant hereby incorporates by reference:

•                  the description of the Registrant’s Ordinary Shares, 25¢ each, and ADSs included on pages 1 to 11 of exhibit 2.1 the Registrant’s Annual Report on Form 20-F, filed with the SEC on March 3, 2020 (File No. 001-11960) (the “2019 Annual Report”); and

•                  the description of the Registrant’s ADSs included in the form of amended and restated deposit agreement filed as Exhibit (A) to the Registrant’s Form F-6, filed with the SEC on January 22, 2020 (Registration No. 333-236014).

Debt Securities

The Registrant has filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933:

•                  the description of the Registrant’s debt securities included on pages 11 to 119 of exhibit 2.1 to the 2019 Annual Report;

•                  a prospectus supplement, dated August 3, 2020, relating to its 0.700% Notes due 2026, 1.375% Notes due 2030 and 2.125% Notes due 2050, which are to be registered hereunder, to a prospectus dated November 8, 2019 (the “2019 Prospectus”) filed under Rule 424(b) and forming a part of the Registrant’s Registration Statement on Form F-3 (File No. 333-234586);

•                  a prospectus supplement, dated August 14, 2018, relating to its 3.500% Notes due 2023, Floating Rate Notes due 2023, 4.000% Notes due 2029 and 4.375% Notes due 2048, which are to be registered hereunder, to a prospectus dated November 22, 2016 (the “2016 Prospectus”) filed under Rule 424(b) and forming a part of the Registrant’s Registration Statement on Form F-3 (File No. 333-214756);

•                  a prospectus supplement, dated June 5, 2017, relating to its 2.375% Notes due 2022, 3.125% Notes due 2027 and Floating Rate Notes due 2022, which are to be registered hereunder, to the 2016 Prospectus filed under Rule 424(b) and forming a part of the Registrant’s Registration Statement on Form F-3 (File No. 333-214756);

•                  a prospectus supplement, dated November 10, 2015, relating to its 2.375% Notes due 2020, 3.375% Notes due 2025 and 4.375% Notes due 2045, which are to be registered hereunder, to a prospectus dated November 26, 2013 (the “2013 Prospectus”) filed under Rule 424(b) and forming a part of the Registrant’s Registration Statement on Form F-3 (File No. 333-192551);

•                  a prospectus supplement, dated September 11, 2012, relating to its 4.000% Notes due 2042, which are to be registered hereunder, to a prospectus dated December 21, 2010 (the “2010 Prospectus”) filed under Rule 424(b) and forming a part of the Registrant’s Registration Statement on Form F-3 (File No. 333-171306);

•                  a prospectus supplement, dated September 5, 2007, relating to its 6.450% Notes due 2037, which are to be registered hereunder, to a prospectus dated August 31, 2007 (the “2007 Prospectus”) filed under Rule 424(b) and forming a part of the Registrant’s Registration Statement on Form F-3 (File No. 333-145848); and

•                  a prospectus, dated November 9, 1993, relating to its 7.000% Notes due 2023 (the “1993 Prospectus”), which are to be registered hereunder, filed under Rule 424(b) and forming a part of the Registrant’s Registration Statement on Form F-1 (File No. 33-64730).

Each of the prospectus supplements referenced above, a “Prospectus Supplement” and each of the 2019 Prospectus, 2016 Prospectus, 2013 Prospectus, 2010 Prospectus and 2007 Prospectus, a “Prospectus”.

Reference is made to the information set forth on pages 11 to 119 of exhibit 2.1 to the 2019 Annual Report, under the headings “Description of Notes” in each Prospectus Supplement, “Description of Debt Securities” in each Prospectus and “Description of Debentures and Guarantees” in the 1993 Prospectus, which is incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the SEC in connection with this Registration Statement on Form 8-A:

1.1

Indenture, between the Registrant and The Bank of New York Mellon (formerly known as The Bank of New York), as successor trustee to JPMorgan Chase Bank, dated as of April 1, 2004 (the “Indenture”), including forms of debt securities relating thereto (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form F-3 (File No. 333-114165) filed on April 2, 2004).

1.2

Officer’s Certificate of the Registrant pursuant to Section 2.08 of the Indenture setting forth the terms of the notes, including forms of the global notes for the 0.700% Notes due 2026, the 1.375% Notes due 2030 and the 2.125% Notes due 2050 (incorporated herein by reference to Exhibit 4.2 of the Registrant’s Form 8-A (File No. 001-11960) filed on August 6, 2020).

1.3

Officer’s Certificate of the Registrant pursuant to Section 2.08 of the Indenture setting forth the terms of the notes, including forms of the global notes for the 3.500% Notes due 2023, the Floating Rate Notes due 2023, the 4.000% Notes due 2029 and the 4.375% Notes due 2048 (incorporated herein by reference to Exhibit 4.2 of the Registrant’s Form 8-A (File No. 001-11960) filed on August 17, 2018).

1.4

Officer’s Certificate of the Registrant pursuant to Section 2.08 of the Indenture setting forth the terms of the notes, including forms of the global notes for the 2.375% Notes due 2022, 3.125% Notes due 2027 and Floating Rate Notes due 2022 (incorporated herein by reference to Exhibit 4.2 of the Registrant’s Form 8-A (File No. 001-11960) filed on June 12, 2017).

1.5

Officer’s Certificate of the Registrant pursuant to Section 2.08 of the Indenture setting forth the terms of the notes, including forms of the global notes for the 2.375% Notes due 2020, the 3.375% Notes due 2025 and the 4.375% Notes due 2045 (incorporated herein by reference to Exhibit 4.2 of the Registrant’s Form 8-A (File No. 001-11960) filed on November 16, 2015).

1.6

Officer’s Certificate of the Registrant pursuant to Section 2.08 of the Indenture setting forth the terms of the notes, including the forms of the global notes for the 4.000% Notes due 2042 (incorporated herein by reference to Exhibit 4.2 of the Registrant’s Form 8-A (File No. 001-11960) filed on September 19, 2012).

1.7

Officer’s Certificate of the Registrant pursuant to Section 2.08 of the Indenture setting forth the terms of the notes, including the forms of the global notes for the 6.450% Notes due 2037 (incorporated herein by reference to Exhibit 4.2 of the Registrant’s Form 8-A (File No. 001-11960) filed on September 20, 2007).

1.8

Form of Indenture, dated as of June 1, 1993, governing the 7.000% Notes due 2023 (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form F-1 (File No. 33-64730) filed on June 22, 1993).

1.9

Form of Note and Form of Guarantee with respect to the 7.000% Notes due 2023 (incorporated herein by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form F-1 (File No. 33-64730) filed on June 22, 1993).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: September 24, 2020	AstraZeneca PLC
(Registrant)

	By:	/s/ Adrian Kemp
		Name:	Adrian Kemp
		Title:	Company Secretary